                                                                     EXHIBIT 1.1

                                                                      OH&S DRAFT
                                                                        12/28/99




                         FORM OF UNDERWRITING AGREEMENT

                                                              _________ __, 2000
     [Underwriter]

Ladies and Gentlemen:

                  1. Introduction. Advanta Equipment Receivables Series 2000-__ LLC ("Advanta LLC") proposes to issue the $___________ aggregate principal amount of Equipment Receivables Asset-Backed Notes, Series 2000-__, Class A-1 (the "Class A-1 Notes"), $___________ aggregate principal amount of Equipment Receivables Asset-Backed Notes, Series 2000-__ Class A-2 (the "Class A-2 Notes"), $___________ aggregate principal amount of Equipment Receivables Asset-Backed Notes, Series 2000-__ Class A-3 (the "Class A-3 Notes") and $____________ aggregate principal amount of Equipment Receivables Asset-Backed Notes and Series 2000-__ Class A-4 (the "Class A-4 Notes").

                  Advanta LLC proposes to issue $____________ aggregate principal amount of Equipment Receivables Asset-Backed Notes, Series 2000-__ Class B Notes (the "Class B Notes").

                  Advanta LLC proposes to issue $___________ aggregate principal amount of Equipment Receivables Asset-Backed Notes, Series 2000-__ Class C Notes (the "Class C Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the "Offered Notes").

                  Advanta LLC also proposes to issue $_____________ aggregate principal amount of Equipment Receivables Asset-Backed Notes, Series 2000-__ Class D Notes (the "Class D Notes" and, together with the Offered Notes, the "Notes"). The Notes are issued pursuant to an Indenture, dated as of _________ __, 2000 (the "Indenture") between Advanta LLC, as issuer, and
____________________, as Trustee (the "Trustee"). Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Indenture.

                  Advanta Bank Corp. (the "Bank") and Advanta LLC hereby agree with _____________ (the "Representative"), as representative of the underwriters attached on Schedule A hereto (the "Underwriters") as follows:

                  2. Representations and Warranties of Advanta LLC. Advanta LLC represents and warrants to, and agrees with, the Underwriters that:

                  (a) Advanta LLC has all requisite corporate power, authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this underwriting agreement (the "Underwriting Agreement"), the Notes, and each of the Indenture and the Transfer and Servicing Agreement dated as of ___________ __, 2000 (the "Transfer Agreement", and together with the Indenture, the "Transaction Documents"), among the Bank, as Transferor and Servicer and Advanta LLC, as Transferee.

                  (b) The execution and delivery of the Underwriting Agreement, the Notes and each of the Transaction Documents, the incurrence of the obligations herein and therein set forth and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by the members of Advanta LLC and all other necessary action has been taken.

                  (c) The Underwriting Agreement has been duly authorized and validly executed and delivered by Advanta LLC.

                  (d) Each of the Transaction Documents will be executed and delivered by Advanta LLC on or before the Closing Date (as defined herein), and when executed and delivered by the other parties thereto, will constitute a valid and binding agreement of Advanta LLC, enforceable against Advanta LLC in accordance with its terms, except to the extent that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership or other similar laws now or hereafter in effect affecting the enforcement of creditors' or other obligees' rights in general,
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (iii) certain remedial provisions of the Indenture may be unenforceable in whole or in part under the Uniform Commercial Code (the "UCC"), but the inclusion of such provisions does not render the other provisions of the Indenture invalid and, notwithstanding that such provisions may be unenforceable in whole or in part, the Trustee, on behalf of the Noteholders, will be able to enforce the remedies of a secured party under the UCC.

                  (e) The Notes will be issued pursuant to the terms of the Indenture and, when executed by Advanta LLC and authenticated by the Trustee in accordance with the Indenture and, with respect to the Offered Notes only, delivered pursuant to the Underwriting Agreement, will be validly issued and outstanding and entitled to the benefits of the Indenture. The Notes will be in all material respects in the form contemplated by the Indenture and will conform to the description thereof contained in the Prospectus (as defined herein) and Registration Statement (as defined herein), each as amended or supplemented.

                  (f) Advanta LLC is not in violation of any requirement of law or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, lease or other instrument to which it is a party or by which it is bound or to which any of its property is subject, which violations or defaults separately or in the aggregate would have a material adverse effect on Advanta LLC.

                  (g) Neither the issuance and sale of the Offered Notes, nor the execution and delivery by Advanta LLC of the Underwriting Agreement, the Notes or the Transaction Documents, nor the incurrence by Advanta LLC of the obligations herein and therein set forth, nor the consummation of the transactions contemplated hereunder or thereunder, nor the fulfillment of the terms hereof or thereof does or will (i) violate any requirement of law presently in effect, applicable to it or its properties or by which it or its properties are or may be bound or affected, (ii) conflict with, or result in a breach of, or constitute a default under, any indenture, contract, agreement, deed, lease, mortgage or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any Lien upon any of its property or assets, except for those encumbrances created under the Indenture.

                  (h) All consents, approvals, authorizations, orders, filings, registrations or qualifications of or with any court or any other governmental agency, board, commission, authority, official or body required in connection with the execution and delivery by Advanta LLC of the Underwriting Agreement, the Notes or the Transaction Documents, or to the consummation of the transactions contemplated hereunder and thereunder, or to the fulfillment of the terms hereof and thereof have been or will have been obtained on or before the Closing Date.

                  (i) All actions required to be taken by Advanta LLC as a condition to the offer and sale of the Offered Notes as described herein or the consummation of any of the transactions described in the Prospectus and Registration Statement have been or, prior to the Closing Date, will be taken.

                  (j) The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                  (k) The representations and warranties made by Advanta LLC in the Indenture and made in any Officer's Certificate of Advanta LLC delivered pursuant to the Indenture will be true and correct at the time made and on and as of the Closing Date as if set forth herein.

                  (l) Advanta LLC agrees it has not granted, assigned, pledged or transferred and shall not grant, assign, pledge or transfer to any Person a security interest in, or any other right, title or interest in, the [Contracts], except as provided in the Indenture, and agrees to take all action required by the Indenture in order to maintain the security interest in the [Contracts] granted pursuant to the Indenture.

                  (m) A registration statement on Form S-3 (No. ___________), including a form of prospectus and representative form of prospectus supplement and such amendments thereto as may have been required to the date hereof, relating to the Offered Notes and the offering thereof in accordance with the Securities Act of 1933, as amended (the "Act"), has been filed with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of the Underwriting Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of the Underwriting Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and

"Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, is hereinafter referred to as the "Registration Statement." Advanta LLC proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a supplement (the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") relating to the Offered Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus."

                  (n) On the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of the Underwriting Agreement, the Registration Statement and the Prospectus conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statement and the Prospectus will conform, in all respects with the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from either of such documents based upon written information furnished to Advanta LLC by the Underwriters specifically for use therein.

                  (o) There has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Advanta LLC from ________ __, 2000.

                  3. Purchase, Sale, Payment and Delivery of the Offered Notes.
(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Advanta LLC agrees to sell to the Underwriters, and the Underwriters agree to purchase from Advanta LLC, the Offered Notes, each Underwriter to purchase the amounts shown on Schedule A hereto at the prices set forth on such Schedule A. The Offered Notes will settle without accrued interest.

                  (b) Advanta LLC will deliver the Offered Notes to you against payment of the purchase price in immediately available funds, drawn to the order of Advanta LLC, at the office of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 at 10:00 a.m., New York City time, on ________ __, 2000, or at such other time not later than seven full business days thereafter as you and the Bank determine, such time being herein referred to as the "Closing Date." Each class of the Offered Notes so to be delivered shall be represented by one or more definitive Offered Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company. Advanta LLC shall make such definitive Offered Notes representing the Offered Notes available for inspection by the Underwriters at the office at which the Offered Notes are to be delivered no later than five hours before the close of business in New York City on the business day prior to the Closing Date.

                  4. Offering by Underwriters. It is understood that after the Effective Date, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

                  5. Certain Agreements of Advanta LLC and the Bank. Advanta LLC and the Bank, each for itself agrees with the Underwriters that:

                  (a) It will not file any amendment of the Registration Statement with respect to the Offered Notes or supplement to the Prospectus unless a copy has been furnished to you for your review a reasonable time prior to the proposed filing thereof or to which you shall reasonably object to in writing. It will advise you promptly of (i) the effectiveness of any amendment or supplementation of the Registration Statement or Prospectus, (ii) any request by the Commission for any amendment or supplementation of the Registration Statement or the Prospectus or for any additional information, (iii) the receipt by it of any notification with respect to the suspension of qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes and (iv) the institution by the Commission of any stop order proceeding in respect of the Registration Statement, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (b) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Bank promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                  (c) As soon as practicable, Advanta LLC will make generally available to the Noteholders an earnings statement or statements of Advanta LLC covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder.

                  (d) The Bank will furnish to you copies of the Registration Statement (one of which will be signed and will include all exhibits), the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

                  (e) The Bank will endeavor to qualify the Offered Notes for sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and the determination of the eligibility for investment of the Offered Notes under the laws of such jurisdictions as you may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that neither the Bank nor Advanta LLC shall be obligated to qualify to do business in any jurisdiction where such qualification would subject the Bank or Advanta LLC, as the case may be, to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (f) For a period from the date of the Underwriting Agreement until the retirement of the Offered Notes, the Bank, as Servicer, will furnish to you copies of each certificate and the annual statements of compliance delivered to the Trustee pursuant to Section [___] of the Indenture and the annual servicing reports furnished to the Trustee pursuant to Section [___] of the Indenture, by first class mail as soon as practicable after such Offered Notes, statements and reports are furnished to the Trustee.

                  (g) So long as any Offered Note is outstanding, the Bank will furnish to you, by first-class mail as soon as practicable (i) all documents concerning the Offered Notes distributed by the Bank to Noteholders, or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) any order of the Commission under the Act or the Exchange Act in regard to Advanta LLC or the Bank, or pursuant to a "no-action" letter obtained from the staff of the Commission by Advanta LLC or the Bank and affecting Advanta LLC or the Bank and (iii) from time to time, such other information concerning Advanta LLC as you may reasonably request.

                  (h) Whether or not the transactions contemplated by the Underwriting Agreement are consummated or the Underwriting Agreement is terminated for any reason, except a default by you hereunder, Advanta LLC will pay all expenses incident to the performance of Advanta LLC's obligations under the Underwriting Agreement and will reimburse the Underwriters for [any other fees or expenses agreed upon by Advanta LLC and the Underwriters] and the Bank will pay all expenses incident to the performance of the Bank's obligations under the Underwriting Agreement and will reimburse the Underwriters for [any other fees and expense agreed upon by the Bank and the Underwriters.]

                  (i) To the extent, if any, that any of the ratings provided with respect to the Offered Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other actions by Advanta LLC or the Bank, Advanta LLC or the Bank, as appropriate shall furnish such documents and take any such other actions.

                  6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of Advanta LLC herein, to the accuracy of the statements of officers of Advanta LLC made pursuant to the provisions hereof, to the performance by Advanta LLC and the Bank of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of the Underwriting Agreement, you shall have received a letter, dated the date of the Underwriting Agreement, of [independent accountants], confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, substantially in the form heretofore agreed to and otherwise in form and in substance satisfactory to you and your counsel.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations; and, prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Advanta LLC, the Bank or you, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of the Underwriting Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of Advanta LLC, the Bank or Advanta Corp. which, in your judgment, materially impairs the investment quality of the Offered Notes; (ii) any downgrading in the rating of any debt securities of Advanta LLC, the Bank or Advanta Corp. by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Advanta LLC, the Bank or Advanta Corp. on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in your judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

                  (d) You shall have received an opinion, dated the Closing Date, of ____________, General Counsel for the Bank and/or _______________, special counsel, to the effect that:

                  (i) The Bank is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

                  (ii) The Bank is an active corporation authorized to do business and in good standing in the State of ________.

                  (iii) Advanta LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (iv) Both the Bank and Advanta LLC has taken all necessary action to authorize the execution and delivery of each of the Transaction Documents to which it is a party and the performance of its obligations thereunder.

                  (v) The execution and delivery of each of the Transaction Documents to which the Bank and Advanta LLC are a party, and their respective performance of their obligations thereunder, will not (i) contravene, or constitute a default under, any provision of applicable law or regulation or of their respective certificates (or articles) of incorporation, limited liability company agreement or bylaws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such company. Such opinion shall be based upon actual knowledge.

                  (vi) Based on actual knowledge, there is no action, suit or other proceeding against the Bank or Advanta LLC that would materially adversely affect the business or financial condition of such party or that would materially adversely affect the ability of such company to perform its obligations under the Transaction Documents to which it is a party.

                  (e) You shall have received an opinion dated the closing date, of Orrick, Herrington & Sutcliffe LLP, special counsel to Advanta LLC and the Bank, to the effect that:

                  (i) The Registration Statement has become effective under the Act and the Prospectus has been filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Act; to the best of such counsel's knowledge, no stop order, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and the Registration Statement and the Prospectus (other than the financial and statistical information therein as to which such counsel expresses no opinion), as of its effective date, with respect to the Registration Statement, or its date, with respect to the Prospectus, complied as to form in all material respects with requirements of the Act and the rules and regulations promulgated thereunder.

                  (ii) Each of the Underwriting Agreement, the Transaction Documents and the Offered Notes conform in all material respects to the descriptions thereof contained in the Registration Statement, in the form in which it became effective, and the Prospectus.

                  (iii) Each of the Underwriting Agreement, the Transaction Documents and the Offered Notes constitutes the legal, valid and binding obligation of the Bank (except with respect to the Indenture to which the Bank is not a party) and Advanta LLC, enforceable against each of the Bank (except with respect to the Indenture to which the Bank is not a party) and Advanta LLC in accordance with its terms, subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium, receivership, conservatorship, readjustment of debts or other laws, including those relating to fraudulent transfers or relating to or affecting the rights of creditors generally; (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy; (c) the unenforceability under certain circumstances of provisions imposing penalties, forfeiture, late payment charges, or an increase in interest rate upon delinquency in payment or to the occurrence of any event of default; or (d) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding at equity or at law.

                  (iv) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

                  (v) Neither the Bank nor Advanta LLC is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (f) You shall have received from _____________, special Delaware counsel, an opinion with respect to the perfection of the security interests granted by Advanta LLC, and from ______________ an opinion with respect to the perfection of transfers from the Bank to Advanta LLC.

                  (g) You shall have received an opinion, dated the Closing Date, from Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank and Advanta LLC, with respect to federal bankruptcy matters satisfactory to the Rating Agencies.

                  (h) You shall have received a certificate from Advanta LLC, dated the Closing Date, of a Vice President or senior officer of the managing member of Advanta LLC in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (v) the representations and warranties of Advanta LLC in the Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (w) Advanta LLC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (x) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (y) nothing has come to such officer's attention that would lead such officer to believe that the Registration Statement or the Prospectus, and any amendment or supplement thereto, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) subsequent to the date of the Prospectus, there has been no material adverse change in the financial position or results of operation of Advanta LLC's business except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (i) You shall have received an opinion of _________________, counsel to the Trustee, addressed to you, dated the Closing Date, satisfactory in form and substance to you and your counsel and substantially to the effect that:

                  (i) The Trustee is a _________________ and is authorized thereunder to transact the business of banking and to exercise fiduciary powers.

                  (ii) Each of the Transaction Documents to which the Trustee is a party has been duly and validly authorized, executed and delivered by the Trustee, and constitutes the legal, valid, binding and enforceable obligations of the Trustee, except as enforceability may be limited by
         (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, arrangement, or other similar laws relating to bank insolvency (including the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989) and affecting the enforcement of the rights of creditors generally, whether now or hereinafter in effect, and (b) general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

                  (j) You shall have received evidence satisfactory to you that the Class A-1 Notes shall be rated "___" by ____________ and ____________, the Class A-2 Notes shall be rated no lower than "___" by ____________ and ____________, the Class A-3 Notes shall be rated no lower than "___" by
____________ and ____________, the Class A-4 Notes shall be rated no lower than "___" by ____________ and ____________, the Class B Notes shall be rated no lower than "___" by ____________ and ____________, the Class C Notes shall be rated no lower than "___" by ____________ and ____________ and the Class D Notes shall be rated no lower than "___" by ____________ and ____________.

                  (k) Advanta LLC will furnish you with such conformed copies of such opinions, Offered Notes, letters and documents as you reasonably request.

                  7. Indemnification and Contribution.

                  (a) The Bank will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnity shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Notes if such untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if Advanta LLC and the Bank shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Offered Notes to such person; provided further, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to Advanta LLC and the Bank by the Underwriters specifically for use therein.

                  (b) The Underwriters agree, severally and not jointly, to indemnify and hold harmless Advanta LLC and the Bank against any losses, claims, damages or liabilities to which Advanta LLC or the Bank may become subject, under the Act or otherwise and will reimburse any legal or other expenses reasonably incurred by Advanta LLC or the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Advanta LLC or the Bank by the Underwriters specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by Advanta LLC or the Bank in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by Advanta LLC or the Bank on the one hand and the Underwriters on the other from the offering of the Offered Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Advanta LLC and the Bank on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Advanta LLC and the Bank on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by Advanta LLC and the Bank bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Advanta LLC and the Bank or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission with respect to the Offered Notes. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c). Notwithstanding the provisions of this subsection (c), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Notes underwritten by the Underwriters and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission with respect to the Offered Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of Advanta LLC and the Bank under this Section shall be in addition to any liability which Advanta LLC and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this section shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of Advanta LLC and the Bank, to each officer of Advanta LLC and the Bank who has signed the Registration Statement and to each person, if any, who controls Advanta LLC or the Bank within the meaning of the Act.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Advanta LLC and the Bank or their officers and of the Underwriters set forth in or made pursuant to the Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, Advanta LLC and the Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If the Underwriting Agreement is terminated, or if for any reason other than default by the Underwriters the purchase of the Offered Notes by the Underwriters is not consummated, Advanta LLC and the Bank shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of Advanta LLC and the Bank and the Underwriters pursuant to Section 7 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated other than solely because of the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 6(c) or because of the failure of the Underwriters to comply with the terms of this Underwriting Agreement, Advanta LLC and the Bank will reimburse the Underwriters for all out-of-pocket expenses (including ________ and ________ to the extent set forth in Section 5(h)) reasonably incurred by them in connection with the offering of the Offered Notes.

                  9. Computational Materials and ABS Term Sheets.

                  (a) Each Underwriter agrees to provide to Advanta LLC and the Bank, not less than two Business Days prior to the date on which Advanta LLC and the Bank are required to file the Prospectus pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by Advanta LLC and the Bank) with respect to the offering of the Offered Notes that constitutes "Computational Materials," as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder,

Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994 (the "Kidder/PSA Letter")), that is not contained in the Prospectus or the Preliminary Prospectus (without taking into account information incorporated therein by reference).

                  (b) Each Underwriter agrees to provide to Advanta LLC and the Bank, not less than two Business Days prior to the date on which Advanta LLC and the Bank are required to file the Prospectus pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by Advanta LLC and the Bank) with respect to the offering of the Offered Notes that constitutes "ABS Term Sheets," as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, that is not contained in the Prospectus or the Preliminary Prospectus (without taking into account information incorporated therein by reference).

                  (c) Each Underwriter severally agrees, assuming all information provided by Advanta LLC and the Bank is accurate and complete in all material respects, to indemnify and hold harmless Advanta LLC and the Bank, each of the officers and directors of Advanta LLC and the Bank and each person who controls Advanta LLC and the Bank within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials or ABS Term Sheets, if any, provided by the Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Underwriter under this Section 9(c) shall be in addition to any liability that the Underwriter may otherwise have.

                  The procedures set forth in Sections 7(b) and 7(c) shall be equally applicable to this Section 9(c).

                  10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative.

                  11. Counterparts. The Underwriting Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

                  12. Applicable Law. THE UNDERWRITING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  13. Financial Services Act. Each Underwriter represents and warrants to, and agrees with, Advanta LLC and the Bank that (w) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (x) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom the document may otherwise lawfully be issued or passed on; (y) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described in either section 76(2)of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulation 1991; and (z) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

                  If you are in agreement with the foregoing, please sign three counterparts hereof and return one to Advanta LLC and one to the Bank whereupon this letter and your acceptance shall become a binding agreement among Advanta LLC and the Bank and the Underwriters.

                                     Very truly yours,


                                     ADVANTA BANK CORP.



                                     By:  ____________________________
                                     Name:
                                     Title:



                                     ADVANTA EQUIPMENT RECEIVABLES SERIES
                                     2000-__ LLC



                                     By:  ____________________________
                                     Name:
                                     Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date hereof

[Underwriter]

as Representative of the
    Underwriters set forth herein


By:  _______________________
Name:
Title:

                                   SCHEDULE A


                                    Principal
                                    Amount of
Underwriters                     Class A-1 Notes                           Price
------------                     ---------------                           -----




                                    Principal
                                    Amount of
Underwriters                     Class A-2 Notes                           Price
------------                     ---------------                           -----




                                    Principal
                                    Amount of
Underwriters                     Class A-3 Notes                           Price
------------                     ---------------                           -----




                                    Principal
                                    Amount of
Underwriters                     Class A-4 Notes                           Price
------------                     ---------------                           -----




                                    Principal
                                    Amount of
Underwriters                     Class B Notes                             Price
------------                     ---------------                           -----




                                    Principal
                                    Amount of
Underwriters                     Class C Notes                             Price
------------                     ---------------                           -----